UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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GulfSlope Energy, Inc.
(Name of Registrant as Specified in its Charter)

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GULFSLOPE ENERGY, INC.
2500 CityWest Blvd., Suite 800
Houston, Texas 77042

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 16, 2015

To the stockholders of GulfSlope Energy, Inc.:

You are hereby notified that a Special Meeting of stockholders of GulfSlope Energy, Inc., a Delaware corporation (the “Company”), will be held at the corporate office of the Company, 2500 CityWest Blvd., Suite 800, Houston, Texas 77042, on March 16, 2015, at 10 a.m. local time, to approve an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of all of the outstanding shares of our common stock, par value $0.001 per share (“Common Stock”) at a ratio of not less than 1-for-2 and not greater than 1-for-200, with the exact ratio and date of implementation, or abandonment thereof, to be established at the discretion of our Board of Directors.  Neither the authorized but unissued shares of Common Stock nor the par value for our Common Stock will adjust as a result of the proposed reverse stock split.  The foregoing item of business is more fully described in the proxy statement accompanying this notice.

Only stockholders who own shares of our Common Stock at the close of business on February 18, 2015 are entitled to notice of and to vote at the Special Meeting.

All stockholders are cordially invited to attend the Special Meeting in person. However, to assure your representation at the Special Meeting, you are urged to submit your proxy as promptly as possible according to the enclosed instructions, whether or not you plan to attend the Special Meeting. Submission of a proxy does not disqualify a stockholder from attending the Special Meeting and voting in person.

The proxy statement and the accompanying form of proxy are being mailed to stockholders on or about February 19, 2015.

By Order of the Board of Directors,

/s/ John N. Seitz
John N. Seitz
Chief Executive Officer

February 13, 2015

Important Notice Regarding the Availability of Proxy Materials
For the Special Meeting of Stockholders to be Held on March 16, 2015

GULFSLOPE ENERGY, INC.
2500 CityWest Blvd., Ste. 800
Houston, Texas 77042

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 16, 2015

The Board of Directors (the “Board”) of GulfSlope Energy, Inc. (“we,” “us,” “our” or the “Company”) is soliciting proxies in the form enclosed with this proxy statement for use at the Special Meeting (the “Meeting”) of stockholders of the Company to be held on March 16, 2015 at 10 a.m. local time at the corporate office of the Company, 2500 CityWest Blvd., Suite 800, Houston, Texas 77042, and at any adjournment or postponement thereof.

All properly executed, unrevoked proxies on the enclosed form of proxy received in time for the Meeting will be voted in accordance with the stockholders' directions given in the proxy and, unless contrary directions are given, will be voted for approval of an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of all of the outstanding shares of our common stock, par value $0.001 per share (“Common Stock”), at a ratio of not less than 1-for-2 and not greater than 1-for-200, with the exact ratio and date of implementation, or abandonment thereof, to be established at the discretion of the Board (the “Proposal”). Anyone giving a proxy may revoke it at any time before it is exercised at the Meeting by giving the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or, if you are a stockholder of record, by appearing at the Meeting and voting in person.

Only stockholders of record at the close of business on February 18, 2015 (the “Record Date”) are entitled to vote at the Meeting. As of February 12, 2015, there were issued and outstanding 661,019,557 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote on the Proposal. The presence in person or by properly executed proxy of holders representing a majority of the issued and outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the transaction of business at the Meeting.  Votes cast by proxy or in person at the Meeting will be tabulated by the inspector of elections appointed for the Meeting, who will determine whether or not a quorum is present. Shares of Common Stock represented by proxies that are marked “abstain” and broker non-votes will be included in the determination of the number of shares present and voting for purposes of determining the presence or absence of a quorum for the transaction of business. Since the affirmative vote of the majority of shares of Common Stock present in person or by proxy at the Meeting and entitled to vote on the Proposal is required to approve the Proposal, abstentions and broker non-votes will count against the Proposal as further described below.

Brokers holding Common Stock for beneficial owners in “street name” must vote those shares according to specific instructions they receive from the owners of those shares. If brokers do not receive specific instructions, they cannot vote on the Proposal. If you do not instruct your broker how to vote on the Proposal, your broker will not vote on your behalf.

Our Board, having determined that the Proposal is in the best interests of the Company and its stockholders and recommends that our Stockholders approve the Proposal. This proxy statement, the accompanying notice and the form of proxy have been first sent to the stockholders on or about February 19, 2015.

QUESTION AND ANSWER SUMMARY ABOUT THE MEETING

Why am I receiving these proxy materials?

You are receiving these proxy materials from us because you were a stockholder of record of GulfSlope Energy, Inc. at the close of business on the Record Date (February 18, 2015). As a stockholder of record, you are invited to attend the Meeting and are entitled to and requested to vote on the Proposal described in this proxy statement.

What is being voted on at the Meeting?

Our Board is asking our stockholders to consider and approve an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of all of the outstanding shares of our Common Stock at a ratio of not less than 1-for-2 and not greater than 1-for-200, with the exact ratio and date of implementation to be established at the discretion of the Board (a “Reverse Stock Split”), and grant the Board the discretion to file a certificate of amendment to our amended and restated certificate of incorporation with the Secretary of State of the State of Delaware effecting the Reverse Stock Split or to abandon the Reverse Stock Split altogether.

Who can vote at the Meeting?

The Board has set February 18, 2015 as the Record Date for the Meeting. Only persons holding shares of our Common Stock of record at the close of business on the Record Date will be entitled to receive notice of and to vote at the Meeting. Each share of our Common Stock will be entitled to one vote per share on the Proposal. On February 12, 2015, there were 661,019,557 shares of our Common Stock issued and outstanding held by a total of approximately 301 stockholders of record.

What constitutes a quorum for the Meeting?

To establish a quorum for the Meeting, we need the presence in person or by proxy of holders representing a majority of the issued and outstanding shares of our Common Stock entitled to vote at the Meeting, including (a) holders of shares of Common Stock abstaining as to the Proposal, and (b) broker non-votes (where a broker submits a proxy but does not have authority to vote the owner’s shares of Common Stock on the Proposal), all of which will be considered present at the Meeting for purposes of establishing a quorum for the transaction of business at the Meeting.

How do I vote?

Registered stockholders have three voting options: (1) voting at the Meeting; (2) casting a vote on the Internet or (3) completing and sending in the enclosed proxy card.

How do I cast my vote on the Internet?

If you are a stockholder of record, go online to www.vstocktransfer.com/proxy and enter the “control code,” which can be found on the proxy card included with this Proxy. If you vote on the Internet, please do not send your proxy card to the Company’s transfer agent.

Should you have any questions, or need additional assistance with electronic voting, contact VStock Transfer, LLC at info@vstocktransfer.com or call (212) 828-8436 (9:30-5:30 EST).

To whom and how do I send the enclosed proxy card?

There are several ways to submit your proxy card, including:

•	by signing and e-mailing your proxy card to the Company’s transfer agent at info@vstocktransfer.com, Attn: Allison Niccolls;

•	by signing and faxing your proxy card to the Company’s transfer agent at (646) 536-3179, Attn: Allison Niccolls; or

•	by signing your proxy card and mailing it to the Company’s transfer agent at VStock Transfer, LLC, Attn: Allison Niccolls, 18 Lafayette Place, Woodmere, New York 11598.

If your shares are held in an account with a bank, broker or other nominee, then you are the beneficial owner of shares held in a “street name” and these proxy materials are being forwarded to you by that organization. The bank, broker or other nominee holding your shares is considered the stockholder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote the shares in your account. You are also invited to attend the Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Meeting.

How many votes do I have?

Each record holder of Common Stock is entitled to one vote per share of Common Stock.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the Meeting by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or, if you are a stockholder of record, by appearing at the Meeting and voting in person.  The powers of the proxy holders will be suspended if you attend the Meeting in person and so request. However, attendance at the Meeting will not by itself revoke a previously granted proxy. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee in revoking your previously granted proxy.

Any written notice of revocation sent to us must include the record stockholder’s name and must be received prior to the Meeting to be effective.

What vote is required to approve the Proposal?

The Proposal must receive the affirmative vote of a majority of shares of our Common Stock entitled to vote for the Proposal to be approved. This means that an abstention or a failure to submit a proxy or vote in person at the Meeting will have the same effect as a vote “Against” the Proposal.

What is a “broker non-vote”?

Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters (such as the Proposal). Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” routine matters but not non-routine matters. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine.

How are broker non-votes counted?

Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business at the Meeting, but they will not be counted in tabulating the voting result for the Proposal. As described above, a broker non-vote will have the same effect as a vote “Against” the Proposal.

How are abstentions counted?

If you return a proxy card that indicates an abstention from voting on the Proposal, the shares represented will be counted for the purpose of determining both the presence of a quorum and the total number of votes cast with respect to the Proposal, but they will not be voted on the Proposal. As described above, an abstention will have the same effect as a vote “Against” the Proposal.

How does the Board recommend that I vote?

Our Board unanimously recommends that our stockholders vote “FOR” the Proposal to be presented at the Meeting.

Other Matters

The Company’s transfer agent is VStock Transfer, LLC. Votes cast by proxy will be counted by VStock Transfer, LLC. Votes cast by persons attending the Meeting will be counted by the independent person that we will appoint to act as inspector of elections for the Meeting.

Cost and Method of Proxy Solicitations

The cost of soliciting proxies will be borne by the Company. Proxies may be solicited on our behalf by directors, officers or employees of the Company, without additional remuneration, in person or by telephone, mail, electronic transmission and facsimile transmission. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the holders of our Common Stock in their names, and the Company will reimburse them for their reasonable out-of-pocket expenses for this service upon request.

THE PROPOSAL

APPROVAL OF AMENDMENT OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A RATIO OF NOT LESS THAN 1-FOR-2 AND NOT GREATER THAN 1-FOR-200, WITH THE EXACT RATIO TO BE DETERMINED BY OUR BOARD OF DIRECTORS

General

Our Board has unanimously adopted a resolution declaring advisable, and recommending to our stockholders for their approval, an amendment to Article 4 of our amended and restated certificate of incorporation authorizing a reverse stock split of all of the outstanding shares of our Common Stock at a ratio of not less than 1-for-2 and not greater than 1-for-200, with the exact ratio to be established at the discretion of the Board (a “Reverse Stock Split”), and granting the Board the discretion to file a certificate of amendment to our amended and restated certificate of incorporation with the Secretary of State of the State of Delaware. The form of the proposed amendment is attached to this proxy statement as Annex A (the “Reverse Stock Split Amendment”).

If this Proposal is approved, the Board would have the sole discretion to elect to effect the Reverse Stock Split, or not to effect the Reverse Stock Split if they concluded it was not in the best interest of the stockholders of the Company. Providing this authority to the Board rather than mere approval of an immediate Reverse Stock Split, as well as the availability of a range of Reverse Stock Split ratios, would give the Board flexibility to react to market conditions and act in the best interests of the Company and our stockholders. The Company believes that giving the Board the authority, but not the mandate, to execute the Reverse Stock Split will provide it with the flexibility to implement the Reverse Stock Split, if it does at all, in a ratio and at a time that it believes would be advantageous for the Company and its stockholders. In determining which Reverse Stock Split ratio to implement, the Board may consider, among other things, factors such as:

•	the initial listing requirements of various stock exchanges;

•	the potential increase in the number of institutional investors that could own our Common Stock that would otherwise be prevented due to certain minimum price per share requirements;

•	the previous approval by our shareholders to grant the Board authority to effect a Reverse Stock Split;

•	the historical trading price and trading volume of our Common Stock;

•	the number of shares of our Common Stock outstanding;

•	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;

•	projections for our financial condition and results of operations over various time horizons;

•	business developments affecting the Company;

•	the likely effect on the market price of our Common Stock;

•	potential acquisition or financing opportunities; and

•	prevailing general market and economic conditions.

If the Board determines to effect the Reverse Stock Split, the Company would file an amendment to our amended and restated certificate of incorporation with the Delaware Secretary of State, which would be substantially in the form of the Reserve Stock Split Amendment attached to this proxy statement as Annex A. The Company would also obtain a new CUSIP number for the Common Stock at the time of the Reverse Stock Split. The Company must provide the Financial Industry Regulatory Authority with at least ten (10) calendar days advance notice of the effective date of the Reverse Stock Split in compliance with Rule 10b-17 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Purpose

The purpose of the proposed Reverse Stock Split is to decrease the total number of shares of our Common Stock outstanding and increase the market price and liquidity of our Common Stock. The Board intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is in the best interests of the Company and is likely to improve the trading price of our Common Stock, which would  improve our ability to list shares of our Common Stock on a national securities exchange and increase the number of institutional investors that could own our Common Stock. One of the listing requirements on a national securities exchange is that the bid price of our Common Stock is at a specified minimum per share. Also, many institutional investors are only able to own shares of common stock that meet minimum share price thresholds. We believe that listing our Common Stock on a national securities exchange would improve the marketability and liquidity of our Common Stock by making it available to a broader range of potential investors, while decreasing the volatility that our stock price has experienced in the over-the-counter market. We believe that the Reverse Stock Split should be a substantial basis for achieving the stock bid price necessary for a national stock market listing. However, following the Reverse Stock Split (if implemented), there can be no assurance that the market price of our Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split or that the market price of the post-split Common Stock can be maintained at the minimum trading price required by a national securities exchange or that we will list our shares of Common Stock on any national securities exchange. If the trading price of our Common Stock increases without the Reverse Stock Split, the Board may use its discretion not to implement the Reverse Stock Split.

We believe that the Reverse Stock Split may result in a broader market for our Common Stock than currently exists due to the anticipated increase of the per share price. We believe that the present level of per share market prices of our Common Stock may impair the acceptability of our Common Stock by portions of the financial community and the investing public. As a matter of policy, many institutional investors are prohibited from purchasing stocks that are not listed on a national securities exchange or otherwise trade below certain minimum price levels. For the same reason, brokers may be reluctant to recommend unlisted or lower-priced stocks to their clients, or may discourage their clients from purchasing such stocks. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, other investors may be dissuaded from purchasing lower-priced stocks because the commissions, as a percentage of the total transaction, tend to be higher for such stocks. Our Board believes that, to the extent that the price per share of our Common Stock remains at a higher per share price as a result of the Reverse Stock Split, some of these concerns may be ameliorated. Although the liquidity of our Common Stock may be harmed by the Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split, conversely, the combination of lower transaction costs and increased interest from investors could also have the effect of increasing the liquidity of our Common Stock.

We have not proposed the Reverse Stock Split in response to any effort of which we are aware to accumulate our Common Stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to our Board or our stockholders. The Board does not intend for any of these transactions to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

We do not believe that our officers or directors have interests in the Proposal that are different from or greater than those of any other of our stockholders.

If the Board ultimately determines to effect the Reverse Stock Split, no action on the part of the stockholders is required. The Board may determine to delay the Reverse Stock Split or determine not to effect the Reverse Stock Split at all.

Effects of the Reverse Stock Split

After the effective date of a proposed Reverse Stock Split, each stockholder will own a reduced number of shares of Common Stock. As of February 12, 2015, approximately 661.0 million shares of Common Stock were issued and outstanding. The table below shows, as of the Record Date, the number of outstanding shares of Common Stock (excluding treasury shares) that would result from the Reverse Stock Split ratios (without giving effect to the treatment of fractional shares):

Reverse Stock Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Stock Split (in millions)	Percent Reduction in Number of Outstanding Shares of Common Stock Following the Reverse Stock Split
1-for-2	330.5	50.0%
1-for-3	220.3	66.7%
1-for-4	165.3	75.0%
1-for-5	132.2	80.0%
1-for-10	66.1	90.0%
1-for-20	33.1	95.0%
1-for-25	26.4	96.0%
1-for-50	13.2	98.0%
1-for-100	6.6	99.0%
1-for-200	3.3	99.5%

If implemented, the number of shares of our Common Stock owned by each of our stockholders will be reduced by the same proportion as the reduction in the total number of shares of our Common Stock outstanding. The Reverse Stock Split will affect all common stockholders uniformly and will not affect any stockholders’ percentage interest in the Company (except for stockholders receiving one whole share for a fractional share interest). Neither the authorized but unissued shares of Common Stock nor the par value for our Common Stock will adjust as a result of the Reverse Stock Split. None of the rights currently accruing to holders of our Common Stock will be affected by the Reverse Stock Split. The Reverse Stock Split will also not affect the ability of the Board to designate preferred stock, and the par value and authorized shares of the Company’s preferred stock will not be adjusted as a result of the Reverse Stock Split.

Stockholders should also recognize that once the Reverse Stock Split is effected, they will own a fewer number of shares than they currently own (a number equal to the number of shares owned immediately prior to the Reverse Stock Split divided by a number between 2 and 200). While we expect that the Reverse Stock Split will result in an increase in the per share price of our Common Stock, the Reverse Stock Split may not increase the per share price of our Common Stock in proportion to the reduction in the number of shares of our Common Stock outstanding. It also may not result in a permanent increase in the per share price, which depends on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding. The history of similar reverse stock split for companies in similar circumstances is varied. We cannot predict the effect of the Reverse Stock Split upon the market price over an extended period and, in some cases, the market value of a company’s common stock following a reverse stock split declines.

Once the Reverse Stock Split is effected and should the per-share price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

Further, an effect of the existence of authorized but un-issued capital stock may be to enable the Board to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company’s management. If, in the due exercise of its fiduciary obligations, for example, the Board were to determine that a takeover proposal was not in the Company’s best interests, such shares could be issued by the Board without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. The Company does not have any current plans, proposals, or arrangements to propose any amendments to its amended and restated certificate of incorporation or its bylaws that would have a material anti-takeover effect.

Moreover, as a result of the Reverse Stock Split, some stockholders may own less than 100 shares of the Common Stock. A purchase or sale of less than 100 shares, known as an “odd lot” transaction, may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than 100 shares following the Reverse Stock Split may be required to pay higher transaction costs if they sell their shares of Common Stock.

No fractional shares of post-Reverse Stock Split Common Stock will be issued to any stockholder. In lieu of any such fractional share interest, each holder of pre-Reverse Stock Split Common Stock who would otherwise be entitled to receive a fractional share of post-Reverse Stock Split Common Stock will in lieu thereof receive one full share upon surrender of certificates formerly representing pre-Reverse Stock Split Common Stock held by such holder.

Effects of the Reverse Stock Split on Outstanding Options and Warrants to Purchase Common Stock and on the Convertible Notes

If the Reverse Stock Split is effected, any outstanding options or warrants entitling their holders to purchase shares of our Common Stock will be proportionately reduced by our Board in the same ratio as the reduction in the number of shares of outstanding Common Stock, except that any fractional shares resulting from such reduction will be rounded down to the nearest whole share to comply with the requirements of Code Section 409A. Correspondingly, the per share exercise price of such options or warrants will be increased in direct proportion to the Reverse Stock Split ratio determined by the Board, so that the aggregate dollar amount payable for the purchase of the shares subject to such securities will remain unchanged.

If the Reverse Stock Split is effected, the shares of Common Stock underlying any outstanding promissory notes as of the effective date of the Reverse Stock Split will be proportionately reduced by our Board in the same ratio as the reduction in the number of shares of outstanding Common Stock, except that any fractional shares resulting from such reduction will be rounded down to the nearest whole share.

Effects of the Reverse Stock Split on Our 2014 Omnibus Incentive Plan

Effective May 29, 2014, the Company’s stockholders approved and adopted the Company’s 2014 Omnibus Incentive Plan (the “Plan”). With respect to the number of shares reserved for issuance under our Plan, our Board will proportionately reduce such reserve in accordance with the terms of the Plan.  As of February 12, 2015, there were 37,500,000 shares of Common Stock reserved for issuance under the Plan, of which 34,470,000 remained available for future awards, and following the Reverse Stock Split, if any, such reserve will be reduced in direct proportion to the Reverse Stock Split ratio determined by the Board.

Appraisal Rights

No stockholder will have appraisal or dissenter’s rights with respect to the Proposal.

Increase of Shares of Common Stock Available for Future Issuance

As a result of the Reverse Stock Split, there will be a reduction in the number of shares of our Common Stock issued and outstanding, resulting in an increase in the number of authorized shares that will be unissued and available for future issuance after the Reverse Stock Split. The Board will have the authority, subject to applicable securities laws and, to the extent applicable, securities exchange listing requirements, to issue all authorized and unissued shares without further stockholder approval, upon such terms and conditions as the Board deems appropriate. The Company does not presently have any definitive agreement(s) to issue any shares of Common Stock available as a result of the Reverse Stock Split.

Holders of our Common Stock have no preemptive or other subscription rights.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following is a discussion of certain material U.S. federal income tax consequences of the Reverse Stock Split to U.S. holders (as defined below). This discussion is included for general information purposes only and does not purport to address all aspects of U.S. federal income tax law that may be relevant to U.S. holders in light of their particular circumstances.  This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and current Treasury regulations, administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion.

STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, OR FOREIGN TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.

This discussion does not address tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, U.S. holders whose functional currency is not the U.S. dollar, partnerships (or other flow-through entities for U.S. federal income purposes and their partners or members), persons who acquired their shares in connection with employment or other performance of services, broker-dealers, foreign entities, nonresident alien individuals and tax-exempt entities.  This summary also assumes that the shares of Common Stock are held as a “capital asset,” as defined in Section 1221 of the Code.

As used herein, the term “U.S. holder” means a holder that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons” (as defined in the Code) have the authority to control all substantial decisions of the trust or (B) that has a valid election in effect to be treated as a U.S. person.

Pursuant to the Reverse Stock Split, each holder of our Common Stock outstanding immediately prior to the effectiveness of the Reverse Stock Split will become the holder of fewer shares of our Common Stock after consummation of the Reverse Stock Split.

Other than with respect to any stockholder that receives a full share for a fractional share, a stockholder generally will not recognize a gain or loss by reason of such stockholder’s receipt of post-Reverse Stock Split shares pursuant to the Reverse Stock Split solely in exchange for pre-Reverse Stock Split shares held by such stockholder immediately prior to the Reverse Stock Split. A stockholder’s aggregate tax basis in the post-Reverse Stock Split shares received pursuant to the Reverse Stock Split (including any fractional shares) will equal the stockholder’s aggregate basis in pre-Reverse Stock Split shares exchanged therefore and will be allocated among the post-Reverse Stock Split shares received in the Reverse Stock Split on a pro-rata basis. Stockholders who have used the specific identification method to identify their basis in the pre-Reverse Stock Split shares held immediately prior to the Reverse Stock Split should consult their own tax advisers to determine their basis in the post-Reverse Stock Split shares received in exchange therefor in the Reverse Stock Split. A stockholder’s holding period in the post-Reverse Stock Split shares received pursuant to the Reverse Stock Split will include the stockholder’s holding period in the pre-Reverse Stock Split shares surrendered in exchange therefore, provided the pre-Reverse Stock Split shares surrendered are held as capital assets at the time of the Reverse Stock Split.

A stockholder that receives a full share for a fractional share may be treated as though it received a distribution from the Company to the extent that the value of the full share exceeds the value of the fractional share the stockholder otherwise would have received.  Such distribution would be a dividend to the extent of the Company’s current or accumulated earnings and profits.  Any amount in excess of earnings and profits would reduce the shareholder’s basis in his or her shares by the amount of such excess. The portion of the full share in excess of the fractional share would have a basis equal to the amount recognized as a dividend and the holding period for such share would begin on the date of the deemed distribution. Stockholders should consult their own tax advisors to determine the consequences to them of receiving a full share in exchange for a fractional share.

No gain or loss will be recognized by us as a result of the Reverse Stock Split.

Accounting Matters

The proposed amendment to the Company’s amended and restated certificate of incorporation to effect the Reverse Stock Split will not affect the par value of our Common Stock per share, which will remain $0.001 par value per share.  As a result, on the effective date of the Reverse Stock Split, if any, the stated capital on our balance sheet will be reduced proportionately based on the Reverse Stock Split ratio, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced.  Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding. In future financial statements, net income or loss per share and other per share amounts for periods ending before the Reverse Stock Split would be recast to give retroactive effect to the Reverse Stock Split. As described above under “Effects of the Reverse Stock Split on Outstanding Options and Warrants to Purchase Common Stock and on the Convertible Notes,” the per share exercise price of outstanding options and warrants would increase proportionately, and the number of shares of our Common Stock issuable upon the exercise of outstanding options and warrants would decrease proportionately, in each case based on the Reverse Stock Split ratio determined by the Board.

Exchange Act Matters

Our Common Stock is currently registered under the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split, if implemented, will not affect the registration of our Common Stock under the Exchange Act or our reporting or other requirements thereunder. Our Common Stock is currently quoted on the OTC Bulletin Board (“OTCBB”) under the symbol “GSPE”. Unless the Reverse Stock Split is done in connection with an initial listing on a national stock exchange, our Common Stock is expected to continue to be quoted on the OTCBB. The CUSIP number for our Common Stock will also change in connection with the Reverse Stock Split and will be reflected on new certificates issued by the Company and in electronic entry systems.

Effective Date

A proposed Reverse Stock Split, if approved by our stockholders, would become effective when a certificate of amendment to our amended and restated certificate of incorporation is filed with the Delaware Secretary of State, which would be substantially in the form of the Reverse Stock Split Amendment attached to this proxy statement as Annex A. On the effective date of the Reverse Stock Split, shares of Common Stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of Common Stock in accordance with the Reverse Stock Split ratio determined by the Board. As soon as practical after the effective date, the stockholders will be notified that the Reverse Stock Split has been effected.

Effect on Registered and Beneficial Stockholders

Upon the Reverse Stock Split, the Company intends to treat stockholders holding shares of our Common Stock in “street name” (that is, held through a bank, broker or other nominee) in the same manner as stockholders of record whose shares of Common Stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our Common Stock in “street name”; however, these banks, brokers or other nominees may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our Common Stock with a bank, broker or other nominee, and have any questions in this regard, we encourage you to contact your nominee.

Effect on “Book-Entry” Stockholders of Record

The Company’s stockholders of record may hold some or all of their shares electronically in book-entry form. These stockholders will not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts.

If you hold registered pre-Reverse Stock Split shares in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares in registered book-entry form, if applicable. A transaction statement will automatically be sent to your address of record as soon as practicable after the effective time of the Reverse Stock Split indicating the number of post-Reverse Stock Split shares you hold.

Exchange of Stock Certificates

Some stockholders of record hold their shares of our Common Stock in certificate form or a combination of certificate and book-entry form. If any of your shares of our Common Stock are held in certificate form, our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective time, a letter of transmittal will be sent to our stockholders of record as of the effective time for purposes of surrendering to the transfer agent certificates representing pre-Reverse Stock Split shares in exchange for certificates representing post- Reverse Stock Split shares in accordance with the procedures set forth in the letter of transmittal. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. From and after the effective time of the Reverse Stock Split, any certificates formerly representing pre-Reverse Stock Split shares which are submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will be exchanged for certificates representing post-Reverse Stock Split shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Vote Required

The approval of the Proposal to amend our amended and restated certificate of incorporation to effect the Reverse Stock Split requires the affirmative vote of holders of a majority of the shares of Common Stock entitled to vote on the Proposal.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A RATIO OF NOT LESS THAN 1-FOR-2 AND NOT GREATER THAN 1-FOR-200, WITH THE EXACT RATIO TO BE DETERMINED BY THE BOARD.

PRINCIPAL STOCKHOLDERS

The following table sets forth the number and percentage of outstanding shares of Common Stock owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock; (b) each of our directors; (c) the named executive officers as defined in Item 402 of Regulation S-K; and (d) all current directors and executive officers, as a group. As of December 31, 2014, there were 660,672,345 shares of Common Stock issued and outstanding.

Unless otherwise stated, beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this Rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person or group of persons, the number of shares beneficially owned by such person or group of persons is deemed to include the number of shares beneficially owned by such person or the members of such group by reason of such acquisition rights, and the total number of shares outstanding is also deemed to include such shares (but not shares subject to similar acquisition rights held by any other person or group) for purposes of that calculation. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

The address for each of the beneficial owners, directors and executive officers is the Company’s address at 2500 CityWest Blvd., Suite 800, Houston, Texas 77042.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned
Named Executive Officers and Directors:
John N. Seitz	244,595,722	(1)	34.66%
Ronald A. Bain	42,333,958	(2)	6.41%
Dwight M. Moore	10,045,555		1.52%
Brady Rodgers	3,193,606	(3)	*
John H. Malanga	2,666,667	(4)	*
Paul Morris	2,170,834	(5)	*
Richard Langdon	916,667	(6)	*
Charles G. Hughes	650,000	(7)	*
All directors and executive officers as a group (8 persons)	306,573,009		43.13%
Beneficial Owners of Greater than 5%:
James M. Askew	53,200,000	(8)	8.05%
___________
*           Less than one percent.

(1)
Includes 44,166,667 shares of Common Stock underlying the convertible demand note in the principal amount of $5.3 million and 843,500 shares underlying the convertible accrued interest in the amount of $101,220.

(2)	Includes 1,000,000 shares held by ConRon Consulting.

(3)	Includes 2,000,000 common stock options.

(4)	Includes 2,500,000 shares of restricted common stock.

(5)	Includes 500,000 shares of restricted common stock.

(6)	Includes 4,167 shares beneficially owned in the Morris Limited Family Partnership LP.

(7)	Includes 550,000 shares of restricted common stock.

(8)	Includes 5,000,000 shares of Common Stock held in the name of a company in which Mr. Askew may be deemed to have beneficial ownership of these shares.

STOCKHOLDER PROPOSALS FOR 2015

Under the Securities and Exchange Commission’s (“SEC”) proxy rules, stockholder proposals that meet specified conditions must be included in our proxy statement and proxy for the 2015 annual meeting. Under Exchange Act Rules 14a-5(e) and 14a-8(e), stockholders that intend to present a proposal at our 2015 annual meeting must have given us written notice of the proposal not later than January 30, 2015 for the proposal to be considered for inclusion in our proxy materials for that meeting. Our timely receipt of a proposal by a qualified stockholder will not guarantee the proposal’s inclusion in our proxy materials or presentation at the 2015 annual meeting, because there are other requirements in the proxy rules. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with all applicable requirements of the SEC’s proxy rules, state law, and our bylaws.

OTHER MATTERS

The Board knows of no other business that will be presented for consideration at the Meeting. If any other matters are properly presented at the Meeting for action, the person named in the form of proxy and acting thereunder generally will have discretion to vote on those matters in accordance with his best judgment.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements, information statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this document to you if you call or write us at the following address or phone number: 2500 CityWest Blvd., Ste. 800, Houston, Texas 77042 or (281) 918-4100. If you want to receive separate copies of our proxy statements, information statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

ANNEX A

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
GULFSLOPE ENERGY, INC.

GulfSlope Energy, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY AS FOLLOWS:

1.
The Board of Directors of the Corporation duly adopted a resolution proposing and declaring advisable the amendment to the Amended and Restated Certificate of Incorporation described herein, and the Corporation’s stockholders duly adopted such amendment, all in accordance with the provisions of Section 242 of the DGCL.

2.	Article 4 of the Amended and Restated Certificate of Incorporation is hereby amended by adding the following paragraph to succeed the third paragraph of such article:

Without regard to any other provision of this certificate of incorporation, each ___________ shares of Common Stock issued and outstanding, immediately prior to the time this amendment becomes effective shall be and hereby are automatically reclassified and changed (without any further act) into one (1) fully-paid and nonassessable share of Common Stock, provided that in the event a stockholder would otherwise be entitled to a fraction of a share pursuant to the provisions of this paragraph four of Article 4, such stockholder shall receive one whole share of Common Stock in lieu of such fractional share and no fractional shares shall be issued.

3.	This Certificate of Amendment shall be effective as of _____ p.m. Houston, Texas time on __________, 2015.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed this _____ day of __________, 2015.

GULFSLOPE ENERGY, INC.

By:	_______________________________
John N. Seitz, Chief Executive Officer

PROXY

GULFSLOPE ENERGY, INC.
SPECIAL MEETING OF STOCKHOLDERS
MARCH 16, 2015
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of GulfSlope Energy, Inc. (the “Company”) hereby acknowledges receipt of the notice of Special Meeting of Stockholders and appoints John N. Seitz and John H. Malanga, and each of them, with full power to act without the other and with power of substitution, as proxies to vote as specified in this Proxy all the shares of Common Stock of the Company of the undersigned, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of the Company to be held at 10 a.m., Central Time, March 16, 2015, and any and all adjournments or postponements thereof.  Either of such proxies or their substitutes shall have and may exercise all of the powers of said proxy hereunder.  The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

THE UNDERSIGNED STOCKHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR, IF YOU ARE A STOCKHOLDER OF RECORD,  BY APPEARING AT THE SPECIAL MEETING AND VOTING IN PERSON.

The Board of Directors of the Company recommends that you vote “FOR” the following proposal:

1.
APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK AT A RATIO OF NOT LESS THAN 1-FOR-2 AND NOT GREATER THAN 1-FOR-200, WITH THE EXACT RATIO TO BE DETERMINED BY THE BOARD OF DIRECTORS.

□ FOR	□ AGAINST	□ ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

[Signature page follows]

Dated: ________________, 2015

Signature:

Signature if held jointly:

(Please sign exactly using the name(s) in which the stock is titled.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by the president or other authorized officer.  If a partnership, please sign in partnership name by an authorized person.)

To be represented at the Special Meeting, this Proxy must be received at the office of the Company’s transfer agent, VStock Transfer, LLC, by email, mail or facsimile voting no later than March 15, 2015 at 11:59 p.m. (Eastern Time) or may be accepted by the Chairman of the Special Meeting prior to the commencement of the Special Meeting.  The voting instructions are:

PLEASE MARK, SIGN AND DATE YOUR PROXY CARD AND SEND IT TO THE COMPANY’S TRANSFER AGENT, ATTN: ALLISON NICCOLLS, BY ONE OF THE FOLLOWING METHODS:

EMAIL:	info@vstocktransfer.com

FACSIMILE:	(646) 536-3179

MAIL:	VStock Transfer Agent, LLC
18 Lafayette Place
Woodmere, New York 11598

YOU CAN VOTE ONLINE BY:

If you are a stockholder of record, go online to www.vstocktransfer.com/proxy and enter the “control code,” which can be found on the proxy card included with this Proxy.

If you vote by Internet, please do not send your proxy card.

Should you have any questions, or need additional assistance with voting, contact VStock Transfer, LLC at info@vstocktransfer.com or call (212) 828-8436 (9:30-5:30 EST).